UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANTTO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 31, 2009

Security Solutions Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-52822	20-8090735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-150 Las Vegas NV	89103
(Address of Principal Executive Offices)	(Zip Code)

(702) 943-0302

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Rescission Agreement

On December 31, 2009, the Company entered into an Rescission Agreement (the “Agreement”) rescinding the Asset Purchase, Sale and Transfer Agreement it entered into with DMP Holdings, Inc. on November 12, 2009.  Under the terms of the Agreement,  the Promissory Note previously entered into by the Company shall be cancelled by DMP, and all of the rights, title and interest in and to certain assets, including brand protection, loss prevention and asset management technology, intellectual property, agreements, contracts, documents, equipment and inventory, specifically designed to provide a total solution in the area of Brand Protection and Loss Prevention products and services (the “Assets”) shall be transferred back to DMP.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1            Rescission Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2009	SECURITY SOLUTIONS GROUP, INC.
/s/ Phil Viggiani
Phil Viggiani
President, Secretary, Treasurer and Director